UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2006

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 11, 2006, IDT Corporation (the “Registrant”), TLL Dutch Holdings B.V. (“TLL”), a subsidiary of the Registrant, and Liberty Media Corporation and certain of its subsidiaries (collectively, “Liberty Media”) entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) for the sale of the Registrant’s entertainment division (the “Entertainment Division”) to Liberty Media in exchange for (i) all of Liberty Media’s (and its affiliates’) interests in the Registrant (including approximately 17.2 million shares of the Registrant’s Class B common stock and Liberty Media’s (and its affiliates’) approximate 4.8% interest in the Registrant’s IDT Telecom, Inc. (“Telecom”) subsidiary), (ii) $186 million in cash and (iii) the assumption of all of the Entertainment Division’s existing indebtedness. On August 29, 2006, the Purchase and Sale Agreement was amended to increase the cash consideration by $14.9 million and to reduce the number of shares of the Registrant’s Class B common stock by 1.1 million. In addition, the proceeds from the disposition of the Entertainment Division are subject to certain adjustments, as provided in the Purchase and Sale Agreement, including working capital, long-term indebtedness, and interim funding adjustments. The estimated adjustments include an additional $28.5 million in cash (resulting in a total of $229.4 million in cash) and a reduction of 1.2 million shares of the Registrant’s Class B common stock (resulting in a net of 14.9 million shares). The Registrant is also eligible to receive additional consideration from Liberty Media based upon any appreciation in the value of the Entertainment Division over the five-year period following the closing of the transaction or such shorter period under specified circumstances. Pursuant to the Purchase and Sale Agreement, the Registrant agreed to sell to certain subsidiaries of Liberty Media its interest in IDT Media (the parent company of the Entertainment Division) (“Media”) and TLL agreed to sell to certain subsidiaries of Liberty Media its interests in certain other entities that are included in the Entertainment Division.

The closing of the sale of the Entertainment Division occurred in three stages. The first stage, for the sale of all of the United States operations and certain of the international operations, occurred on August 24, 2006. The second stage, for the sale of the Canadian operations, occurred on September 29, 2006. The Registrant received $50,342,489 in cash and 2,411,919 shares of the Registrant’s Class B common stock. The third stage, for the sale of the Australian operations, also occurred on September 29, 2006. As a result of the sale of the Australian operations, the Registrant received $952,368 in cash and 230,010 shares of the Registrant’s Class B common stock.

Item 7.01. Regulation FD Disclosure.

On September 29, 2006, the Registrant and Liberty Media issued a joint press release announcing the consummation of the second and third stages of the sale of the Entertainment Division described in Item 2.01 above. The press release is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(b) Proforma Financial Information*

(d) Exhibits.

Exhibit No.	Document

99.1	Joint Press Release issued by the Registrant and Liberty Media, dated September 29, 2006.

* Incorporated by reference to the Registrant’s Form 8-K, filed August 30, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By: /s/ Motti Lichtenstein
Name: Motti Lichtenstein
Title: Chief Operating Officer

Dated: October 4, 2006

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Joint Press Release issued by the Registrant and Liberty Media, dated September 29, 2006.

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